Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$240,150
Unrealized Gain (Loss) on Market Value of Futures	(5,477,990)
Dividend Income	2,326
Interest Income	1,013
ETF Transaction Fees	1,050
Total Income (Loss)	$(5,233,451)

Expenses
Investment Advisory Fee	$89,360
Audit Fees	7,192
Tax Reporting Fees	5,376
NYMEX License Fee	2,234
Non-interested Directors' Fees and Expenses	1,482
Brokerage Commissions	1,093
Prepaid Insurance Expense	961
SEC & FINRA Registration Expense	806
Tax Fees	800
Total Expenses	$109,304
Net Income (Loss)	$(5,342,755)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/12	$172,436,857
Additions (100,000 Units)	4,687,588
Net Income (Loss)	(5,342,755)

Net Asset Value End of Month	$171,781,690
Net Asset Value Per Unit (3,750,000 Units)	$45.81

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502